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                                                                   EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 18, 1998 relating to the consolidated balance sheets of Perfumania, Inc. and the related consolidated statements of operations, shareholders' equity and cash flow, which report appears in Perfumania, Inc.'s Annual Report on Form 10-K for the year ended January 31, 1998.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
July 22, 1998
Miami, Florida